Exhibit 10.4

AGREEMENT OF LEASE, made as of this _2nd_day of _January 2015_, by and between 303 MERRICK LLC a New York limited liability company with offices at 35-01 30th Avenue, Suite 300, Astoria, New York 11103, (hereinafter referred to as "Landlord"), and THE JANEL GROUP OF NEW YORK, INC.. a New York Corporation having an address at 303 Merrick Road, Suite 400, Lynbrook, NY 11563 (hereinafter referred to as "Tenant").

WITNESSETH: Landlord and Tenant hereby covenant and agree as follows:

SPACE

1.   Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite 400, in the building known as 303 Merrick Road, Lynbrook, NY 11563 (hereinafter referred to as the "Building"), on the fifth floor (hereinafter referred to as the "Demised Premises"). In addition to occupying the Demised Premises, Tenant shall have the right to use in common with other tenants all common areas and public portions thereof.

TERM

2. The term of this Lease shall be for a period of five (5) years, and shall commence upon Lease signing, (hereinafter referred to as the "Commencement Date") and terminate five (5) years thereafter, (hereinafter the "Termination Date or Expiration Date").

RENT

3. (A) The basic annual rent or Fixed Minimum Rent is as follows:

LEASE YEAR	MONTHLY RENT
1st Lease Year	$13,602.83
2nd Lease Year	$14,078.67
3rd Lease Year	$14,571.43
4th Lease Year	$15,081.42
5th Lease Year	$15,609.27

During the term of this Lease, the basic annual rental and any Additional Rent or other charges which will be due and payable to Landlord by Tenant shall be payable in equal monthly installments in advance on the first (1st) day of each calendar month during the term of this Lease and remitted to P.O. Box 4008, College Point, New York 11357-4008. In addition to the requisite Security Deposit (as hereinafter defined) Tenant shall pay the first (1st) monthly installment of rent upon the signing of this Lease. Tenant shall pay the rent as above stated and as hereinafter provided, without any set off or deduction whatsoever. Said rent shall be applied to the first full month's rent due exclusive of any pro-rated rent or credits allowed. If possession is tendered to Tenant after the first day of the month, the rent for that month will be apportioned accordingly and shall be paid on the first day of the second month of the Term.

(B) For purposes of this Lease, the term "Additional Rent" shall mean and include all sums, charges and deposits payable under this Lease by Tenant except Fixed Minimum Rent, and the term "Rent" shall mean and include both Fixed Minimum Rent and Additional Rent. Additional Rent shall be payable within five (5) days of delivery of a bill therefore to Tenant.

1

(C) Should Landlord fail to receive within ten (10) days after it is due, any installment of Fixed Minimum Rent, Additional Rent, or any other sum payable to and/or to be deposited with Landlord under the terms of this Lease, then a "Late Charge" in the amount of $0.05 per $1.00 due shall be added to the sum due and shall be deemed Additional Rent immediately payable hereunder. Should any such payment or deposit remain unpaid for more than thirty (30) days after the due date, Tenant shall also pay interest to Landlord on any such late payments at the rate of eighteen (18%) percent per annum or the maximum rate allowed by law, whichever is less (hereinafter referred to as the "Default Rate"). If Tenant shall issue a check to Landlord which is returned unpaid for any reason, Tenant shall immediately pay to Landlord, as Additional Rent, an additional charge of $250.00 for Landlord's inconvenience and expenses in connection therewith. If Tenant shall be more than ten (10) days late in making any payment due under this Lease more than two times (2x) in any twelve (12) month period, Landlord shall be entitled to demand from Tenant, and Tenant agrees to promptly deposit with Landlord, additional cash lease security in the amount of two times (2x) the monthly rent of the last year of the Term, to be held, applied and added to the lease security in accordance with the terms of Article 4 hereof. If Tenant shall be more than ten (10) days late in making any payment due under this Lease more than four times (4x) in any twelve (12) month period, this shall be deemed a material breach of this Lease and Landlord after notice give to Tenant and expiration of any cure period, may, at its option, cancel this Lease rendering same null and void.

(D) Tenant covenants and agrees that all Fixed Minimum Rent and Additional Rent due and payable by Tenant under this Lease are unconditional obligations on the part of Tenant, and shall be paid to Landlord whenever the same shall be due and payable without setoff or deduction of any kind.

(E) In any such summary dispossess, non-payment of rent or holdover proceeding, Tenant may not assert a counterclaim, nor have the right of set-off by way of damages or recoupment by reason of Landlord's failure to perform any of the terms, covenants or conditions contained in this Lease on Landlord's part to be performed, but Tenant shall be relegated to an independent action for damages, and such independent action shall not at any time be joined or consolidated with any summary dispossess, non-payment of rent or holdover proceeding.

SECURITY

4. (A) The Security for the faithful performance and observance by Tenant of Tenant's obligations under this Lease shall be Thirty-One Thousand Two Hundred Eighteen and 54/100 ($31,218.54) Dollars, equivalent to two times (2x) the monthly rent of the last year of the lease term, and Tenant shall deposit same with the Landlord contemporaneously with the signing of this Lease Agreement. Tenant must increase the amount of Security held by Landlord each year in accordance with Subparagraph (G) of this Article 4.

(B)   Landlord shall not be required to segregate or deposit Tenant's Lease Security in an interest bearing account.

(C)   Tenant agrees that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Minimum Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security deposited and interest earned thereon, if any, to the extent required for the payment of any Fixed Minimum Rent and Additional Rent, or for any sum which Landlord may expend or may be required to expend, or may lose, as the case may be, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damage or deficiency accrued before, on or after summary proceedings or other re-entry by Landlord, with interest thereon from the date of expenditure of loss, as the case may be.

2

(D)   In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security, or so much thereof as shall then remain on deposit with Landlord, shall be returned to Tenant within thirty (30) days after the date fixed as the end of this Lease and after delivery of entire possession of the Demised Premises to Landlord in accordance with the provisions of this Lease.

(E)   In the event of a sale of the Demised Premises, Landlord shall have the right to transfer the Security to the vendee or lessee and, Landlord upon making such transfer and confirming in writing to Tenant that Landlord has done so and who such vendee or lessee is and what his, her or its address is, thereupon shall be deemed released by Tenant from all liability for the return of the Security and Tenant agrees to look solely to the new landlord for the return of the Security.

(F)   Tenant further agrees that it will neither assign nor encumber, nor attempt to assign or encumber, the monies deposited hereunder as Security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(G)   Tenant further agrees that if for any reason (including the reason that Landlord has elected to use, apply or retain the whole or any part of the Security pursuant to this Article), the Security at any time remaining on deposit with Landlord be less than two times (2x) the monthly rent of the last year of the Lease, then Tenant, upon written demand and no later than ten (10) days thereafter, shall deposit with Landlord cash in an amount sufficient to increase the Security to the then required amount of Security. Tenant shall immediately, upon written notice, deposit with Landlord increases in the Security in accordance with this subparagraph (G) at the commencement of each new Lease Year.

USE

5. (A) The Tenant shall use and occupy the Demised Premises only for General Offices, and for no other purpose.

(B) Tenant shall use the Demised Premises in the following manner:

(i) Subject to, and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and any Fire Insurance Rating Organization, Board of Fire Underwriters and/or similar bodies having jurisdiction thereof.

(ii) If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.

(iii) Tenant shall not, at any time, use or occupy the Demised Premises or do or permit anything to be done in the Demised Premises in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

(iv) Tenant shall not place any load on the floor of the Demised Premises exceeding the floor load of 751bs. per square foot for which it is designed to carry and, or which is allowed by law.

(v) Tenant shall not install or place any food and/or beverage vending machine in the Demised Premises.

6. Intentionally Omitted

3

LANDLORD'S REPAIRS AND INITIAL WORK

7.   (A) Landlord will make all the repairs to and provide the maintenance for the public areas of the Building; the roof and structure thereof; and to the building-wide systems inclusive of the plumbing, electrical, HVAC and mechanical systems servicing the Demised Premises, except for such repairs and maintenance to or with respect to same as may be necessitated by reason of the negligence, improper care or use of such premises and facilities by Tenant, its agents, employees, licensees or invitees, in which event repairs shall be made by Landlord at Tenant's expense. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making any repairs, alterations, additions or improvements in or to any portion of the Building or to the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, except if due to Landlord's willful acts or that of its agents, contractors or employees.

(B) Landlord agrees to prepare and complete the Demised Premises as per the work letter annexed hereto and made a part hereof as Schedule "A". No other initial work shall be required to be performed by Landlord.

TENANT'S REPAIRS

8.   Tenant shall take good care of the interior of the Demised Premises. Tenant shall have no obligation to repair and no liability for any damage to the service systems located within the Demised Premises, including the plumbing, electrical and HVAC and mechanical systems, except if the damage to any of said systems occurs as a result of the gross negligence or acts or omissions of Tenant, its agents, employees or invitees, in which case Landlord may, after fifteen (15) days notice to Tenant, perform said repairs, at the expense of Tenant, if Tenant fails to do so in a timely fashion. In the case of an emergency, no notice shall be required.

PARKING

9. (A) Landlord shall provide Tenant with fifteen (15) reserved parking spaces, as designated by Landlord, in the parking facility on-site at no cost to Tenant. Tenant shall keep his existing parking spaces.

(B) Tenant shall provide and post within the Demised Premises, signs to advise its employees and patrons that unauthorized vehicles parked in spaces assigned to other tenants will be towed or immobilized at the expense of the vehicle owner without notice.

DIRECTORY

10.   Landlord, in its discretion as to size, location and appearance, will furnish in the lobby of the Building a directory which will contain a Tenant List. Landlord, in its discretion as to size, location and appearance, will furnish a directory or sign naming the Tenant and Suite on each floor of the Building in which Tenant occupies space.

11.   Intentionally Omitted.

INSURANCE

12.   (A) Tenant, at its expense, shall maintain at all times during the term of this Lease, public liability insurance with respect to the Demised Premises and the conduct or operation of its business therein, naming Landlord as an additional insured, in the minimum sum of Two Million Dollars ($2,000,000.00) for bodily injury or death to any number of persons in any one occurrence and the minimum sum of One Million Dollars ($1,000,000.00) for property damage.

4

(B)   Tenant shall promptly deliver to Landlord a Certificate of Insurance for such fully paid for policies prior to occupancy, and Tenant shall deliver to Landlord such Certificate of Insurance for a renewal policy at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of New York and rated in Best's Insurance Guide or any successor thereto (or if there be none, an equivalent organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". All such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord is given at least thirty (30) days prior written notice of such cancellation or modification, including, without limitation, any cancellation resulting from the non-payment of premiums.

(C)   Tenant shall also obtain and keep in full force and effect a policy of insurance (i) against loss or damage by fire and such other risks and hazards (including burglary and theft) as are insurable under standard forms of "all risk" insurance policies, with extended coverage, covering all of Tenant's personal property, fixtures, furnishings, and equipment, naming Landlord as additional insured; (ii) Worker's Compensation insurance in statutorily required amounts; and

(D)   Landlord shall, at Landlord's sole cost and expense, obtain and maintain in full force and effect throughout the term of this Lease: (i) all-risk property damage insurance in an amount equal to either (1) the full replacement value of the Building, or (2) the amount required by the then holder of any first mortgage against the Building (or if no such mortgagee exists, then an amount that would ordinarily be required by a mortgagee of a comparable first class office building in Lynbrook, New York); and (ii) such other insurance with respect to the Building for such amounts and with such limits of coverage and deductibles as may from time to time be typically carried by owners of comparable first class office buildings in Lynbrook, New York, including, but not limited to, fire insurance, commercial general liability insurance, commercial property insurance, and rent loss insurance.

REAL ESTATE TAX ESCALATION

13. (A) For purposes of this Article, the following definitions shall apply:

1)   The term "Tax Year" shall mean the fiscal year, July 1 to June 30 (or such other fiscal year as hereafter may be duly adopted by the taxing authorities for real estate tax purposes).

2)   The term "Base Tax Year" shall mean the real estate taxes due and payable for the following tax periods: a) Town/County Taxes - January 1, 2015 through December 31, 2016;

b) City Taxes - June 1, 2015 through May 31, 2016; and c) School Taxes - July 1, 2015 through June 30, 2016.

3)   The term "Base Taxes" shall mean the Taxes computed by the taxing jurisdiction for the Base Tax Year.

4)   The term "Escalation Year" shall mean any Tax Year during the term of this Lease commencing with Tax Year commencing: a) January 1, 2015 for Town/County Taxes; b) June 1, 2015 for City Taxes; and c) July 1, 2015 for School Taxes.

5)   The term "Taxes" shall be deemed to include all real estate taxes assessed upon or with respect to the tax lot upon which the Building is situated and imposed by the taxing authorities. If, due to any change in the method of taxation, other taxes are imposed or substituted for, or levied against Landlord or any owner of the Building or the real property, in lieu of any real estate taxes upon or with respect to the real property now being assessed, such tax shall be included in the term Taxes for the purposes of this Article, except taxes such as franchise, income, or revenue tax on Landlord's rental income receipts.

5

6) Tenant's Proportionate Share, as referred to herein and elsewhere in this Lease, is currently 10.5% Tenant's Proportionate Share is subject to change based upon any change in the square footage of the Building and/or the Demised Premises. Tenant's Proportionate Share shall mean the fraction, the denominator of which is the net rentable area of the Building in square feet and the numerator of which is the Demised Premises area in square feet.

(B)   If Taxes payable in any Escalation Year shall be in such amount as shall constitute an increase above Base Taxes, Tenant shall pay Tenant's Proportionate Share of such increase. Increases in Taxes, payable by reason of reductions in Landlord's tax abatement shall be deemed tax increases subject to provision of this Escalation Clause.

(C)   If the sum of the installments of Taxes payable by Landlord in any Escalation Year exceeds the Landlord's Base Taxes for the Base Tax Year, the annual rental reserved hereunder for such Escalation Year shall be increased by Tenant's Proportionate Share of the amount of such excess and shall be payable during such Escalation Year in monthly amounts equal to 1/12th of the amount of such increase (as reasonably estimated by Landlord if not finally determinable on the first day of such Tax Year, subject to later adjustment).

(D)   If a final determination shall be rendered reducing the assessed valuation of the land and/or Building for the Landlord's Base Tax Year, the assessed valuation as so reduced shall, for all purposes be the assessed valuation used in computing the Landlord's Base Taxes under section (4) of sub-paragraph (A) above. If said determination is rendered subsequent to the submission by Landlord to Tenant of any statements referred to in sub-paragraph (E) below, Landlord shall submit revised statements to Tenant based upon the reduced assessed valuation and Tenant shall, within thirty (30) days after submission of said revised statements, pay Landlord any Additional Rent due by reason of such recomputations which computation shall be adequately set forth in the said revised statements.

(E)   Landlord shall from time to time during the term of this Lease, after the respective amounts of Taxes for the periods in question become ascertainable, submit to Tenant statements setting forth the computation of any increase or decrease in rental. Landlord's failure to submit a statement or statements pursuant to this sub-paragraph or sub-paragraph (D) above shall not constitute a waiver of any rent increases payable by Tenant under this paragraph provided, however, that such Additional Rental shall only become due and payable following Tenant's receipt of such statement from Landlord. Landlord may submit its statements (or estimates thereof) separately and at different times, but the payment of Additional Rent shall nevertheless be made in the manner and within the time limits herein above set forth with respect to each statement so submitted.

(F)   If the term of this Lease expires on a day other than the last day of the Tax Year, rental increases pursuant to subparagraph (C) above shall be pro-rated as of said expiration date.

(G)   In the event of a taking, pursuant to the power of eminent domain, of a portion of the Building under such circumstances as shall not result in a termination of this Lease, then from and after the date of such taking (i) the Base Tax Amount shall be deemed reduced in proportion to the reduction in the number of square feet of rentable space in the Building resulting from such taking, and (ii) Tenant's Proportionate Share shall be adjusted so as to be equal to a fraction of which the denominator is the reduced number of square feet of rentable space in the building and the numerator is the number of square feet of space Leased to Tenant following such taking.

(H) The provisions of this paragraph shall survive the expiration or termination of this Lease until a final adjustment has been made for the Tax Year in which the Expiration Date occurs.

6

(I) The statements of the adjustment to be furnished by Landlord as provided in subparagraph (E) shall be based on data submitted by Landlord to a firm of Certified Public Accountants (who may be the firm now or then currently employed by Landlord for the audit of its accounts). In the accountant's opinion based on the date submitted, such statements shall present fairly the escalation adjustment for the periods represented thereby.

(J) Any delay or failure of Landlord, beyond January of any year, in computing the billing for the rent adjustments herein above provided, shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder upon Tenant's receipt of such statements.

(K) Notwithstanding any expiration or termination of this Lease prior to the Lease expiration date (except in the case of a cancellation by mutual agreement, termination upon casualty or condemnation) Tenant's obligation to pay rent as adjusted under this Article shall continue and shall cover all periods up to the Lease expiration date, and shall survive an expiration or termination of this Lease until such amounts previously accruing have been paid.

(L) If the first or final Lease year during which escalations may occur shall contain less than twelve (12) months, the Additional Rental under this Lease shall be prorated.

14. Intentionally Omitted.

ADDITIONAL RENT

15.   In the event the Tenant shall fail to pay Landlord the charges and expenses as required by the terms of this Lease other than the annual base or Fixed Minimum Rent (hereinafter sometimes referred to as "Additional Rent"), the Landlord shall have the same rights and remedies as those provided for in the Lease with regard to the Tenant's failure to pay an installment of the annual base rent.

FIXTURES & INSTALLATIONS

16.

A.   All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises by Landlord, at Landlord's expense, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property installed at the expense of Tenant may be removed by Tenant on the condition that Tenant shall repair, at its expense, any damage to the Demised Premises or the Building resulting from such removal. Except as otherwise provided for herein, all the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduit, ducts or other building facilities, and the use thereof, as well as access thereto, for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.

7

ALTERATIONS

17.   (A) Tenant shall make no structural alterations, decorations, installations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and then only by contractors or mechanics approved by Landlord and who do not interfere with Landlord's work in the Building.

(B) All installations or work done by Tenant shall at all times comply with:

(a)   Laws, rules, orders and regulations of governmental authorities having jurisdiction thereof.

(b)   Reasonable rules and regulations of the Landlord.

(c)   Plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval; no installations or work shall be undertaken or started by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications; and no material amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials that would or will create any labor disharmony with any contractors and/or labor engaged by Landlord in the construction, maintenance and/or operation of the Building or any part thereof.

(d)   Tenant shall defend, indemnity and hold harmless Landlord from any claim arising out of the performance of said Tenant's work. Tenant shall supply Landlord with workmen's compensation certificates for all persons and/or contractors performing work for Tenant at the Demised Premises, a public liability insurance policy in the minimum sum of Two Million Dollars ($2,000,000.00) for personal injuries and death claims and the minimum sum of One Million Dollars ($1,000,000.00) for property damage. In the event any mechanics lien shall be filed against the Building by any of the Tenant's contractors, subcontractors or material men, for work done on behalf of Tenant, Tenant shall discharge the lien by bond, payment or otherwise, within thirty (30) days of filing thereof after notice to Tenant and upon Tenant's failure to so discharge any lien, Landlord may, at its option, remove the lien by bonding and charge the Tenant with the cost thereof, together with its reasonable and actual attorneys' fees.

REQUIREMENTS OF LAW

18. (A) Tenant, at Tenant's sole cost and expense shall comply with all applicable laws, orders and regulations of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Tenant with respect to the special use or occupation of the Demised Premises by Tenant.

(B) Tenant shall not do anything, or permit anything to be done, in the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property, or (iii) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all the rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating organization or any similar body.

(C) In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

8

(D) Tenant shall be responsible for curing any notices of violation arising out of Tenant's acts issued by any governmental agency affecting the Demised Premises and the Building and Property and otherwise complying with all applicable laws and regulations affecting the Building and the Property.

LANDLORD'S CONSENT

19.   (A) In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for any sum of money whatsoever as damages, costs, expenses, attorneys' fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval (including, without limitation, consent to a proposed assignment or sublease of the Premises), and Tenant's sole remedy for claimed unreasonable withholding or unreasonable delaying by Landlord of its consent or approval shall be an action or proceeding brought and prosecuted solely at Tenant's own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment.

(B) If Tenant requests Landlord's consent or approval to alterations, assignment, subletting or any other matter or thing requiring Landlord's consent or approval under this Lease, and if in connection with such request Landlord seeks the advice of its attorneys, accountants, architect, engineer or other professional, then Landlord, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Landlord in connection with such request) that Tenant pay the fee of Landlord's attorneys, accountants, architect, engineer or other professional in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

END OF TERM

20. (A) Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and casualty excepted, and Tenant shall remove all of its property and shall repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by the Landlord, unless otherwise agreed to in writing (i.e. extension of time to remove). Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 221 of the Real Property Actions and Proceedings Law and of any successor law of like import then in force in connection with any holdover or summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article at the end of the term as expressed herein. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If the last day of the term of this Lease or any renewal hereof falls on a Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

(B)   Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be substantial, will exceed the amount of Fixed Minimum Rent and Additional Rent theretofore payable hereunder, and will be impossible accurately to measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of the term of this Lease, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion or any month during which Tenant holds over in the demised premises after the expiration or sooner termination of the term of this Lease, for use and occupancy, the aggregate sum of (i) one hundred fifty percent the amount of the installment of the Fixed Minimum Rent that was payable under this Lease for the last month of the term hereof, plus (ii) one-twelfth of all items of annual Additional Rent which would have been payable monthly pursuant to this Lease had its term not expired or been terminated, plus (iii) those items of Additional Rent (not annual Additional Rent) which would have been payable monthly pursuant to this Lease had its term not expired or been terminated, which aggregate sum Tenant agrees to pay to Landlord upon demand, in full without setoff, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over, nor shall Landlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Demised Premises. Further, Tenant shall be liable to Landlord for all losses and damages which Landlord may reasonably incur or sustain by reason of such holding over, including, but not limited to, damages incurred or sustained by reason of Landlord's inability to timely place a new tenant in possession of the demised premises.

9

(C)   If Tenant shall default in surrendering the demised premises upon the expiration or termination of the term, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except with respect to the Fixed Minimum Rent as hereinabove stated. Tenant hereby expressly waives any and all predicate notices to a holdover and Landlord may immediately proceed with a holdover Notice of Petition and Petition.

QUIET ENJOYMENT

21.   Landlord covenants and agrees with Tenant that upon Tenant paying the rent and Additional Rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this Lease.

SIGNS

22.   No sign or lettering of any nature may be put on or in any window, nor on the exterior of the Building or elsewhere within the Demised Premises such as shall be visible from the street, except with the written approval of the Landlord which shall not be unreasonably withheld or delayed.

23.   Intentionally Omitted.

RULES AND REGULATIONS

24.   Tenant and Tenant's agents, employees, invitees, and licensees shall faithfully comply with the Rules and Regulations set forth in Schedule "B" annexed hereto and made a part hereof, and with such further Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord's judgment shall be necessary for the reputation, safety, care or appearance of the Building and the land allocated to it or the preservation of good order there in, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition in any Lease by any other tenant in the Building, provided such are applied in an equal and non-discriminatory manner. In the event of a conflict between this Lease and the Rules and Regulations, the terms of this Lease shall prevail.

10

ASSIGNMENT AND SUBLETTING

25. (A) Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Agreement, nor under let the Demised Premises or any part thereof or license or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, and upon due compliance with the provisions of this Article.

(B)   Prior to requesting the approval of Landlord to an assignment or subletting as hereinafter provided, Tenant shall offer to terminate this Lease as of the last day of the calendar month which is at least sixty (60) days from the date of Tenant's notice, during the term hereof, which day shall be prior to the effective date of such proposed assignment or subletting, and to vacate and surrender the Demised Premises to Landlord. Simultaneously with said offer to terminate this Lease, Tenant shall advise the Landlord of all the terms, covenants and conditions of the Tenant's proposed sublease or assignment. A sublease of less than forty percent (40%) of the Demised Area shall not give rise to Landlords recapture rights herein. The provisions of this subsection shall not be applicable provided (i) in the case of a sublease fifty percent (50%) of all Rent and Additional Rent received by Tenant for sublease(s), shall be paid to Landlord within fifteen (15) days of receipt, as Additional Rent; and (ii) in the case of an assignment, fifty percent (50%) of any consideration paid to Tenant for said assignment, except that which is paid for Tenant's furniture, fixtures, equipment, Leasehold improvements and goodwill shall be paid to Landlord within fifteen (15) days of receipt. In either of the foregoing cases, Tenant shall first deduct its expenses, including brokerage fees, before submitting to Landlord.

(C)   With respect to any proposed subtenant or assignee, Tenant shall submit to Landlord the most recent fiscal year's financial statements of such person or entity as well as a description of the business of the person or entity. Upon Tenant's due compliance with the aforesaid provisions of this Article, Landlord agrees not to unreasonably withhold its consent to an assignment or subletting, provided that the Tenant is not then in default beyond any cure period under this Lease and that the proposed assignee or undertenant: (a) has a comparable financial position and net worth as tenant (b) is credit-worthy and (c) of good reputation and (d) is not entitled to diplomatic immunity.

(D)   No such assignment shall be effective until duplicate originals of such Assignment and Assumption Agreement wherein Assignee agrees to perform all the obligations of the Tenant under this Lease in form satisfactory to Landlord and its counsel are delivered to Landlord.

(E)   No sub-letting or assignment of the Demised Premises shall release or discharge the Tenant hereunder from any of its obligations to be performed under this Lease.

(F)   Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublease unless Tenant pays Landlord's reasonable and actual legal fees and related costs to process the proposed assignment. Neither Tenant's payment nor Landlord's acceptance of any such payments shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

11

LANDLORD'S ACCESS TO PREMISES

26.   (A) Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at all times after reasonable notice and at reasonable hours, except in an emergency, in which case no notice shall be required and entrance may be made at any time, to examine same, and to show them to mortgagees, ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefore. During the six (6) months prior to the expiration of the term of this Lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers at all reasonable hours with minimum disruption to Tenant’s business. If Tenant shall not be personally present to open and permit an entry into said premises at any time when for any reason an entry therein shall be necessary, Landlord or Landlord's agents may enter the same by a master key without rendering Landlord or such agent liable therefore.

(B)   Landlord shall have the right at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building, provided, same does not diminish Tenant's usable area or obstruct Tenant's access to the Demised Premises, or visibility of the Demised Premises.

(C)   Provided the Landlord complies with the terms hereof, the exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying Lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord agrees to use its best efforts to minimize interference with Tenant's business.

SUBORDINATION

27. (A) This Lease is subject and subordinate in all respects to all ground Leases and/or underlying Leases and to all present and/or future mortgages which may be placed on or affect such Leases and/or the real property of which the Demised Premises forms a part, or any part of such real property and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall execute and deliver promptly any certificate that Landlord and or any mortgagee and/or the lessor under any ground or underlying Lease and/or their respective successors in interest may reasonably request.

(B) Tenant shall, at any time and from time to time upon not less than fifteen (15) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate that Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any mortgagee, prospective purchaser or lessee of said real property or any interest or estate therein, any prospective mortgagee thereof or any prospective assignee of any mortgage thereof.

12

PROPERTY LOSS, DAMAGE REIMBURSEMENT

28. (A) Landlord or its agents shall not be liable for any loss of or damage to, any property of Tenant by theft or otherwise, unless wholly caused by the negligent misconduct of Landlord, its agents, contractors, servants and/or employees. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electrical, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligent misconduct of Landlord, its agents, servants, contractors or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations of construction or any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repair, replacement, maintenance and/or cleaning in, on or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore, nor abatement of rent, nor shall the same release Tenant from obligations hereunder nor constitute an eviction. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Building or of defects therein or in any fixtures or equipment of which Tenant has knowledge.

(B) Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the omission of any Tenant work or thing whatsoever done by Tenant (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premise during the term of this Lease and during the period of time, if any, prior to the specified commencement date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises due to or arising from any willful misconduct or breach of Lease or gross negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees and against and from all reasonable costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim Tenant, upon notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefore.

13

DESTRUCTION - FIRE OR OTHER CASUALTY

29. If the Demised Premises shall be damaged by fire or other casualty Landlord, at Landlord's expense, shall promptly repair such damage to substantially the same condition as existed prior to such casualty. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effect of Tenant except if such fire or casualty was caused by the willful misconduct of Landlord or its agents, contractors or employees. If the entire Demised Premises shall be rendered untenantable by reason of any such damage, the rent and Additional Rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the rent and Additional Rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired any part of the Demised Premises so damaged shall be rendered untenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, the amount by which the rent and Additional Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law and of any successor law of like import then in force and Tenant agrees that the provision of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by fire or other casualty that total alteration, demolition or reconstruction of the Building shall be required, (whether or not the Demised Premises shall be damaged or rendered untenantable), then, in any such events, Landlord, at Landlord's option, may give to Tenant within forty-five (45) days after such fire or other casualty, a thirty (30) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, the rent and Additional Rent shall be apportioned and any prepaid portion of rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant within thirty (30) days.

SUBROGATION

30.   Tenant and its successors or assigns hereby waives any and all rights of action against Landlord which may hereafter arise for damage to the premises or to its property to the extent that there is insurance coverage for same, under policies required to be carried by Tenant hereunder. Tenant agrees to obtain and maintain a waiver of subrogation from its carrier and to carry insurance covering its respective interest in the Demised Premises and its property. In any case in which Landlord shall be obligated under any provisions of this Lease to pay to Tenant any loss, cost, damage, liability or expense, Tenant shall allow to Landlord an offset against the amount thereof the net proceeds of any insurance collected by same for or on account of such loss, cost, damage, liability or expense.

EMINENT DOMAIN

31.       (A) In the event that the whole of the Demised Premises or access thereto, shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a material part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, rent and Additional Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that a material part of the Building (in excess of 25%) shall be so condemned or taken, then Landlord (whether or not the Demised Premises be affected) may, at its option terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within forty-five (45) days following date on which Landlord shall have received notice of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted is not terminated as hereinbefore provided, Landlord will, at its expense, promptly (but in all events in less than 120 days) restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

14

(B)   In the event of a termination in any of the cases herein above provided, this Lease and the term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set forth for the expiration of the term of this Lease, and the rent and Additional Rent hereunder shall be apportioned as of such date.

(C)   In the event of any condemnation or taking herein above mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award made for the value of the estate vested by this Lease in Tenant, except that the Tenant may file a claim for any taking of removable fixtures owned by Tenant and for moving/relocating expenses incurred by Tenant.

WASTE

32.   Tenant will not do or suffer any waste or damage, disfigurement or injury to the Building or any part thereof.

CERTIFICATE OF OCCUPANCY

33.   Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part.

DEFAULT

34.   (A) The occurrence, at any time prior to or during the Demised Term, of any one or more of the following events shall be a default (referred to as "Events of Default"):

(a)   If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

(b)   If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of rent and Additional Rent) and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty (20) days and Tenant shall not commence curing such default within said period of twenty (20) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated bankrupt or become insolvent, or shall file any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall make an assignment for the benefit of creditors or shall seek or consent to, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

(d)   If, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied and not dismissed within sixty (60) days; or

15

(e)   If the Demised Premises shall become vacant, deserted or abandoned by Tenant for a period longer than thirty (30) days not due to Tenant’s remodeling or restoration of the demised premises; or

(f)   If Tenant's interest in this Lease shall devolve upon or pass to any person, whether by of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease, in which event, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date of the Lease but Tenant shall remain liable for damages as provided in this Lease.

(C)   Any monies received by Landlord from, or, on behalf of Tenant during the pendency of any proceeding hereunder shall be deemed paid as compensation for the use and occupancy of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed a waiver on the part of Landlord of any rights under this Article.

(D)   If Tenant shall default in the payment when due of any installment of rent or in the payment when due for any Additional Rent and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default, or if this Lease and the Demised Term shall expire and come to an end as provided in this Article:

(a) Landlord and its agents and servants may immediately or at any time after such Event of Default or after the date upon which the Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, with notice, by summary proceedings or by any other applicable action or proceeding and after obtaining an order of a court of competent jurisdiction authorizing same, and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

(b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its reasonable discretion, may determine. Landlord shall in no event be liable for failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease. Landlord at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its discretion considers advisable or necessary in connection with any such reletting without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(E) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge or (ii) reentry by Landlord, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

16

SPRINKLERS

35. Anything elsewhere in this Lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or New York Fire Insurance Exchange or any bureau, department, official of the federal, state or city government require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system solely by reason of Tenant's business, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, change, modifications, alterations, and supply additional sprinkler heads or other equipment as required.

DAMAGES

36. (A) If this Lease and the Demised Term shall expire and come to an end as provided in this Lease or by or under any summary proceeding, or any other action or proceeding or if Landlord shall re-enter the Demised Premises under any summary proceedings or any other action or proceeding then, in any of said events:

(a)   Tenant shall pay to Landlord all rent, Additional Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

(b)   Tenant shall also be liable for, and shall pay to Landlord, as liquidated and agreed final damages, any deficiency (referred to as "Deficiency") which is the sum equal to the amount by which the rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term discounted to present value (excluding any unexercised extension option) exceeds the net amount, if any, of rents collected under any reletting of any part of such period (first deducting from the rents collected under any such re-letting all of Landlord's reasonable and actual expenses regarding such re-letting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such re-letting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's rights to collect the Deficiency for any subsequent month by a similar proceeding.

(B) If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rent collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purpose of this Article. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents shall exceed the rent reserved in this Lease. Solely for the purposes of this Article, the term "rent" as used in Section (A) shall mean the rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any Additional Rent payable immediately preceding such event.

17

SUMS DUE LANDLORD

37.   If Tenant shall default after notice and the expiration of any applicable cure period, in the performance of any covenants on Tenant's part to be performed in this Lease contained, Landlord may immediately, or at any time thereafter, perform the same for the account of the Tenant. Tenant shall reimburse and compensate Landlord as Additional Rent for all expenditures made by, or damages or fines sustained or incurred by Landlord due to Tenant's non-performance or non-compliance with or breach or failure to observe any term, covenants or conditions of this Lease, on Tenant's part to be kept, observed, performed or complied with. If Landlord at anytime is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to do or does incur any expense including attorney's fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest and costs, shall be deemed to be Additional Rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, or at Landlord's option on the first day of any subsequent month. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

NO WAIVER

38.   (A) No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of surrender of said Demised Premises and no agreement to accept such surrender of the Demised Premises shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. The failure by landlord to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this Lease, or any of the Rules and Regulations annexed hereto and made part hereof or hereafter reasonably adopted by Landlord, shall not prevent a subsequent act, which would have originally-constituted a violation, from having all the force and effect of an original violation. The failure by Landlord to enforce any of the Rules and Regulations annexed hereto and made part hereof, or hereafter reasonably adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(B) Landlord's failure to timely render a Landlord's Statement with respect to any increase in real estate taxes or operating expenses shall not prejudice Landlord's right to render a Landlord's Statement with respect to any Escalation Year, provided such statement is rendered within twelve (12) months of the end of the Escalation Year. The obligation of Tenant with respect to real estate taxes and operating expenses shall survive the expiration or any sooner termination of the Demised Term.

18

WAIVER OF TRIAL BY JURY

39.   To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action or proceeding brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy, except personal injury claim. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment of rent and/or for possession of the Demised Premises, Tenant agrees not to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding. Nothing herein shall prohibit Tenant from bringing a separate action against the Landlord.

BILLS AND NOTICES

40.   Except as otherwise expressly provided in this Lease, any notices, demands, requests or other communications given or required to be given under this Lease (other than statements or invoices for the Fixed Minimum Rent or any Additional Rent) shall be effective only if rendered or given in writing, sent by recognized overnight courier, registered or certified mail (return receipt requested), addressed (A) to Tenants at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Demised Premises or at the Demised Premises if mailed subsequent to Tenant's taking possession of the Demised Premises, and (B) to Landlord at Landlord's address set forth in this Lease, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article. Notwithstanding a copy shall also be sent to Tenant’s attorney – Clark Hill PLC 150 N. Michigan Ave., Suite 2700, Chicago Illinois 60601 Attn: Thomas J. O’Donnell, Esq.

INABILITY TO PERFORM

41.   If, by reason of strikes or other labor disputes, fire or other casualty, accidents, orders or regulations of any Federal, State, County or municipal authority, or any other cause beyond Landlord's control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reasons of the inconvenience or annoyance to Tenant, or injury to, or interruption of Tenant's business.

19

INTERRUPTION OF SERVICE

42.   Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvement, which, in the judgment of Landlord are necessary, until said repairs, alterations, replacements or improvements shall have been completed, provided Landlord (i) uses its best efforts to restore such services as quickly as possible and (ii) performs such work at times and in a manner so as to minimize interference with Tenant's business. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business.

CONDITIONS OF LANDLORD'S LIABILITY

43.   (A) Tenant shall not be entitled to claim a constructive eviction from the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice.

(B) If Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the premises have not been sufficiently completed to make the premises ready for occupancy, or for any other reason which is not the fault of the Landlord, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this Lease or the obligations of Tenant hereunder.

TENANT'S TAKING POSSESSION

44.   (A) Tenant by entering into occupancy of the premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that the premises were in satisfactory condition as of the date of such occupancy.

(B) If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease.

FINANCING REQUIREMENTS

45.   If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, insurance or other institutional lender shall request modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto; provided, however, that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender to get possession of the Building) or materially adversely affect the Leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this Lease or any assignment or sublease, be deemed to materially adversely affect the Leasehold interest hereby created.

20

ENTIRE AGREEMENT

46.   This Lease contains the entire agreement between the parties and all negotiations and agreements are merged herein, except as set forth herein. Neither party has made any representations, or statements, or promises, upon which the other has relied regarding any matter or thing relating to the Building or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this Lease, including but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises or the prospective amount of any item of Additional Rent. No oral statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord or Tenant, their agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord or Tenant. This Lease may not be changed, modified or discharged, in whole or in part, orally and no agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any obligations under this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be.

47. Intentionally Omitted

DEFINITIONS

48.   The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a Lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a Lease of the Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of such sale or Lease, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any sale, or the lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building assumes and agrees to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry", and "re-entered" as used in this Lease are not restricted to their technical legal meanings. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by State or Federal Government as legal holidays (which shall not include days when the New York Stock Exchange is open for trading). The terms "person" and "persons" as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity.

SUCCESSORS, ASSIGNS, ETC.

49.   The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their respective assigns.

50.   Intentionally Omitted.

51.   Intentionally Omitted

21

NONLIABILITY OF LANDLORD

52.   Neither Landlord, as an entity, nor Landlord or any successor in interest, if an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations or limited liability companies), shall be under personal liability with respect to any of the provisions of this Lease, and if Landlord hereto is in breach or in default of or with respect to its obligations under this Lease, Tenant shall look solely to the equity of such Landlord or individual in the land and Building of which the Demised Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against Landlord or any partner, employee or agent of Landlord by reason of such default by Landlord.

53.   Intentionally Omitted.

FORCE MAJEURE

54.   Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by a cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, riots, civil commotion, war, war like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God.

INDEMNIFICATION

55.   (A) Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all liability, damages, fines, suits, claims, demands and actions by or against anyone, and costs and expenses of any kind or nature (including but not limited to reasonable attorneys' fees and expenses), due to, arising out of, based upon or connected with:

(i) Any material breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; and/or

(ii) Any loss or damage to person or property occasioned by or arising out of or in connection with the use and occupancy of the Demised Premises by Tenant, its employees, agents, customers, invitees, contractors or subcontractors, or by any use or occupancy which Tenant may permit or suffer to be made of the Demised Premises; and/or

(iii) Injury to, or death of, any person or persons (including but not limited to Tenant's customers and employees) occurring in or about the Demised Premises including, but not limited to, the sidewalks, curbs and parking lots adjacent to or in the vicinity of the Demised Premises, that was caused by Tenant, its employees, agents or invitees.

(B)   Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against, and Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against, Landlord, its principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing. The comprehensive general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Article and/or as provided in this Lease.

(C)   If Landlord is made a party to any action as a cause of Tenant its employees, invitees, or licensees actions or inactions, Landlord shall be entitled to appear, defend or otherwise take part in the matter involved, at its election, by counsel of Landlord's own choosing, at Tenant's cost and expense, provided such action by Landlord does not limit or make void any liability of any insurer of Landlord or Tenant hereunder in respect to the claim or matter in question.

22

CERTIFICATIONS

56. Tenant shall, without charge, at any time and from time to time, within ten (10) days after written request from Landlord, certify by written instrument, duly executed, acknowledged and delivered, to Landlord or, at Landlord's request, to any mortgagee, assignee of any mortgage or purchaser, or any proposed mortgagee, proposed assignee of any mortgage or proposed purchaser, or any other person, firm or corporation specified by Landlord:

(i) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(ii) whether or not either Landlord or Tenant is in default in the performance of any of the terms, covenants or conditions of this Lease and, if in default, specifying each such default; and

(iii) the dates, if any, to which the Fixed Minimum Rent, Additional Rent and other charges hereunder have been paid in advance.

It is intended that any such certificate delivered pursuant to this Article may be relied upon by Landlord, by any prospective purchaser of the building, the mortgagee of any mortgage, and by any other person, firm or corporation specified by Landlord.

NO LIENS, ENCUMBRANCES

57. (A) No person or entity other than Landlord shall have any power, right or authority to do or allow any act or make any contract which would create any lien, mortgage or other encumbrance upon the Demised Premises or the parcel of land on which the Demised Premises is located, or of any improvements thereon, or of any interest of Landlord therein. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, architect, laborer or materialman for the performance of any labor or the furnishing of any material for, in, to or on the Demised Premises. If Tenant shall cause or allow any installation, alteration, addition, decoration, repair, replacement, renewal or improvement to be made to the Demised Premises or to the building, or cause or allow any labor to be performed or material to be furnished therein or thereon, or purchase any fixtures, chattels or equipment for use in the Demised Premises, neither Landlord nor the Demised Premises nor the land or building shall be liable for the payment of any expense incurred or for the value of any work done or material furnished, or fixtures, chattels or equipment purchased for use in the Demised Premises, but all such installations, alterations, additions, decorations, fixtures, chattels and equipment, repairs, replacements and improvements and labor, services and materials shall (except as hereinafter expressly provided) be made, furnished and purchased for cash and without chattel mortgage financing or any other form of financing at Tenant's own expense, and Tenant shall be solely and wholly responsible to its contractors, subcontractors, laborers, suppliers, architects and materialmen who perform or furnish such labor services and/or material, fixtures, chattels and equipment. Under no circumstances shall Tenant at any time purchase and/or install any furniture, furnishings, fixtures, chattels or equipment for use in the Demised Premises, nor any additions thereto, or any renewals thereof or replacements or substitutions therefor, upon terms and conditions wherein and whereby a lien shall or may be filed against the real estate, or against Landlord or its title or interest in the real estate. Notwithstanding the foregoing, Tenant shall not be prohibited from encumbering its furniture and such of its equipment located in the Demised Premises as shall constitute solely personal property and which shall not become or be deemed to become part of the realty, and such of its trade fixtures as may be removed without damage or injury to the realty, by security agreements executed under the Uniform Commercial Code and from filing Financing Statements (UCC-l's) appropriately with governmental authorities in connection with such security agreements.

23

(B) The participation by Landlord or of any of Landlord's representatives in any conference with any architect, engineer, contractor, subcontractor, materialman, laborer or other person or firm retained by Tenant to perform work or furnish labor or services for the Demised Premises, shall not make Landlord or any of Landlord's representatives liable for the payment of any portion of the cost of such work, or entitle any architect, engineer, contractor, subcontractor, materialman or laborer to file any mechanic's lien against the Demised Premises, or the building of which the same form a part, or against Landlord.

(C)   This Lease shall constitute notice to the world that no mechanic's lien may or can be filed validly against Landlord in connection with the Demised Premises, without Landlord's express written consent thereto, at any time throughout the term of this Lease. Any mechanic's lien filed against the Demised Premises, or the building of which the same form a part, for work claimed to have been done for or materials claimed to have been furnished to Tenant, (a) shall be discharged of record by Tenant at Tenant's expense within thirty (30) days after written notice thereof by Landlord, by payment, deposit, bond and order of a court of competent jurisdiction, or otherwise, as may be required by law and (b) either a release or satisfaction of lien shall be filed with the County Clerk of the county in which the Building is situated within such thirty (30) day period, and (c) a copy of such release or satisfaction, as the case may be, certified by the County Clerk shall be delivered to Landlord within three (3) days after such filing. Tenant's failure to do so shall be deemed a material breach of this Lease.

(D)   In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment, bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant, within ten (10) days after being billed therefor, shall promptly reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including without limitation, reasonable legal fees, incurred in connection with so discharging said mechanic's lien, together with interest thereon from the time or times of payment until reimbursement by Tenant. Tenant shall, within five (5) days of demand therefor by Landlord, pay to Landlord as Additional Rent, Landlord's reasonable legal fees and disbursements, but the foregoing shall not limit the extent of Tenant's liability as set forth above.

(E)   In the event such mechanic's lien is not discharged timely, as aforesaid, Landlord, in addition to all other rights granted to Landlord in this Lease and without limitation, may institute a dispossess summary proceeding based upon such failure to discharge any such lien. In the event Tenant fails to deliver to Landlord the certified copy of the release or satisfaction required hereunder within the time period provided for the delivery thereof to Landlord, Landlord shall have the right to assume that such mechanic's lien has not been discharged and Landlord shall have all of the rights and remedies provided for herein based upon Tenant's failure to discharge any such lien.

(F)   It is further expressly understood and agreed between the parties hereto that Landlord may apply all or a portion of the security deposit made by Tenant hereunder toward discharging any such mechanic's lien and the cost, expenses, fees and disbursements, including, without limitation, reasonable legal fees, in connection therewith. Upon notification by Landlord of the application of all or a portion of the security deposited by Tenant, Tenant shall, within ten (10) days after receipt of said notice, restore the security deposit to such amount held by Landlord prior to application thereof. Tenant's failure or refusal to restore the security as aforesaid within said five (5) day period shall constitute a material default under this Lease.

24

TENANT'S OPERATING OBLIGATIONS

58. Tenant covenants and agrees that during the term of this Lease:

(A)   Tenant shall at its sole cost and expense obtain and maintain throughout the term of this Lease all licenses, permits and authorizations required in order to enable it to properly and lawfully conduct its business in the Demised Premises, it being expressly understood and agreed, however, that the failure on the part of Tenant to obtain or to maintain any of such licenses, permits or authorizations, or extensions or renewals thereof, shall not release or relieve Tenant from the performance and observance by it of all of its obligations under this Lease. Tenant covenants and agrees that, upon request of Landlord, it shall, within thirty (30) days from the date of the request, furnish Landlord with an up-to-date copy of any permit or license required by any authority having jurisdiction therein for Tenant to conduct business at the Demised Premises. In the event Tenant fails to submit to Landlord, upon request, the items called for hereunder, such failure shall be a default under the terms of this Lease.

(B)   Tenant shall not dispose of any foreign substances in the plumbing facilities. Tenant shall not permit any waste, or other foreign substances to be thrown or drawn into the pipes. At Tenant's sole cost and expense Tenant shall make any repairs to the other plumbing in the Building, if damage results from Tenant's improper use of the plumbing in the Building or Demised Premises.

(C)   Tenant shall retain a licensed professional exterminating service which will service the Demised Premises, if necessary, so as to keep the Demised Premises free of vermin.

(D)   Tenant agrees that (i) Landlord shall have the right to prohibit the use by Tenant of any method of operation, advertising or interior display if, in Landlord's reasonable opinion, the use thereof would impair the reputation of the building in which the Demised Premises are located, or is otherwise out of harmony with the general character thereof, and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities, (ii) Tenant will, upon Landlord's request, reprimand any of Tenant's employees who shall violate any of the provisions of this Lease or the rules and regulations relating to the Building, and (iii) Tenant will not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway in the Building.

(E)   Tenant covenants and agrees that throughout the term, it shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Demised Premises, or any machine or other installation therein, or otherwise suffer, allow or permit any such obnoxious vibration, noise, odor or other undesirable effect to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord, or other tenants, occupants, customers agents, or invitees or any other person(s) lawfully in or upon the Building and upon Landlord's notice to Tenant, Tenant shall within five (5) days thereof remove or control the same, and if any such condition is not so remedied, then Landlord may, at its discretion, either: (i) cure such condition and add any cost and expense incurred by Landlord therefor to the next installment of Minimum Rent due under this Lease, and the Tenant shall then pay said amount as Additional Rent hereunder; or (ii) treat such failure by Tenant to remedy such condition as a material default of this Lease, entitling the Landlord to any of its remedies pursuant to the terms of this Lease.

25

(F)   Tenant shall, throughout the term of this Lease, maintain, repair, service and replace when necessary, all doors leading into and out of the Demised Premises and all hardware appurtenant thereto, including, but not limited to, locks, hinges, silencers, door stops, door jams, door closers, latchets, flush bolts, door frames, thresholds and door knobs. Landlord shall have no liability or obligation whatsoever regarding the maintenance, repair, service and replacement of the foregoing.

(G)   Tenant shall keep the Demised Premises (including, without limitation, interior portions of all windows, doors and all other glass) in a neat and clean condition.

(H) Tenant will accumulate all of its garbage, rubbish and refuse (which term "refuse" as used in this Lease shall mean and include, but not be limited to crates, boxes, containers, papers, bottles, and similar items) for disposal only within the interior of the Demised Premises and in well covered sealed sanitary plastic bags or containers designed to prevent odors and vermin of any kind from emanating therefrom. Tenant shall further handle and dispose of all rubbish, garbage and waste from Tenant's operations in accordance with rules and regulations established by Landlord.

(I) Tenant shall not change (whether alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Demised Premises or of the Building or any part thereof without the prior written consent of the Landlord which shall not be withheld or delayed.

(J) Tenant shall not subject any fixtures or equipment in or on the Demised Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests or encumbrances.

(K) Tenant shall not perform any act or carry on any practice which may damage, mar or deface the Demised Premises or any other part of the Building.

(L) Tenant shall not install, operate or maintain in the Demised Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, as determined by Landlord, in light of the overall system and requirements there for in the Building, or which does not bear underwriters' approval.

(M) Tenant shall not suffer, allow or permit the erection or display in, on or from the Demised Premises any exhibits, banners, decorations, flags, bunting or any other similar or dissimilar kind or form of description or display without Landlord's prior written consent in each instance, which consent shall not be withheld or delayed.

(N) Tenant shall not record or attempt to record or permit the recording of this Lease, any memorandum of this Lease, any assignment of this Lease, any sublease of the Demised Premises or any other instrument relative to this Lease.

HAZARDOUS MATERIALS

59. (A) Tenant shall not deposit, dump, store or pour on any part of the soil of the Demised Premises, or permit the accumulation on the Demised Premises of dry or liquid waste, chemicals, solvents or other material, garbage, property no longer used by Tenant or any other substance or material which, if left on the Demised Premises, could cause injury to the health of or discomfort to persons in the neighborhood or on the Demised Premises, or adversely affect the environment of the Demised Premises, including the air above and the ground below and surrounding the Demised Premises, nor shall Tenant permit its subtenants, guests, contractors or any other person to do any of the foregoing. Tenant, at its expense, shall promptly remove or cause the removal of, or of permitted by applicable law encapsulate, all such material located at the Demised Premises in compliance with this Lease and all applicable laws.

26

(B) (i) The term "Hazardous Substances", as used in this Lease shall include, without limitation, flammables, explosives, radioactive materials, asbestos, chlorofluorocarbons (CFCs), polychlorinatedbiphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be dangerous, hazardous or toxic under any Law or regulation now or hereafter enacted or promulgated by any Governmental Authority. Notwithstanding anything to the contrary set forth in this Article, cleaning fluids, detergents and other supplies customarily used in connection with the maintenance and repair of real property similar to the Leased Premises in comparable areas shall be permitted to be stored and used for such purposes in compliance with all Laws.

(ii) Without limiting the generality of any other provision of this Lease, Tenant shall not cause or permit to occur:

(a)   Any violation of any federal, state or local law, now or hereafter enacted, related to environmental conditions on , over, under or about the Demised Premises, or arising from Tenant's use or occupancy of the Demised Premises, including, but not limited to, ozone, soil and ground water conditions; or

(b)   The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, over, under, or about the Demised Premises, or the transportation to or from the Demised Premises of any Hazardous Substance.

(iii) Tenant shall, at Tenant's own expense:

(a)   Comply with all laws regulating the use, generation, storage, removal, transportation, disposal, encapsulation or remediation of Hazardous Substances, to the extent relating to Hazardous Substances located at the Demised Premises;

(b)   Make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities required under the laws to the extent relating to Hazardous Substances located at the Demised Premises;

(c)   Prepare and submit the required plans and all related bonds and other financial assurances and carry out all such cleanup plans should any governmental authority asserting appropriate jurisdiction demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances at or from the Demised Premises; and

(d)   Promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Landlord.

(iv) If Tenant fails to fulfill any duty imposed under subparagraph (iii) within a reasonable time, Landlord may, after reasonable prior notice to Tenant, do so, and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises and Tenant's use thereof, and to comply therewith and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section. Tenant's obligations and liabilities under this subparagraph (iv) shall survive the expiration or earlier termination of this Lease.

(v) Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Substances at or from the Demised Premises, or from Tenant's failure to provide all information, make all submissions and take all steps required by all governmental authorities under applicable laws and all environmental laws required of Tenant as provided herein. Tenant's obligations and liabilities under this subparagraph (v) shall survive the expiration or earlier termination of this Lease.

27

AIR RIGHTS

60.   (A) The Demised Premises are let to Tenant subject to all applicable laws, rules, regulations, orders, covenants, restrictions and easements and to the reservation by Landlord of all air rights above, around and about the Demised Premises and the right to increase the size of the building of which the Demised Premises form a part or the buildings surrounding the same, based on the air rights appurtenant thereto.

(B)   Tenant understands and agrees that Landlord, and anyone claiming by, through or under Landlord, may from time to time undertake alterations or additions to the Building of which the Demised Premises form a part or any lands added thereto, construct additional buildings or improvements thereon and make alterations thereto, build additional stories on any of the same, construct multi-story, elevated or underground facilities therein, and construct roofs, walls, and any other improvements over, to or in connection with any part thereof. No easement for light or air is included in or appurtenant to the demise of the Demises Premises or to Tenant's rights pursuant to this Lease.

(C)   Landlord shall have the sole right, without Tenant's consent to use, sell, assign, Lease or otherwise dispose of any and all right, title and interest in and to any air rights and development rights relating to the Demised Premises and/or the land there under. In the event of any such use, sale, assignment, Lease or other disposition thereof by Landlord, Landlord shall be entitled to receive all sums derived there from. Tenant shall not be deemed an interested party and as such required to waive any interest therein. Nonetheless, Tenant shall, upon request by Landlord, promptly execute any waiver or other documents that Landlord may deem necessary in connection with Landlord's disposition of any such rights. Landlord shall send notice to Tenant any time such documents shall be executed.

(D)   Tenant shall not increase the height, bulk or floor area of the Demised Premises or construct, place or erect anything on the roof of the Building of which the Demised Premises form a part or install machinery, equipment or any other object on the roof of said Demised Premises or take any action which might or will adversely affect or reduce the amount of air rights or development rights which are applicable to said Demised Premises and to the land there under.

CONSTRUCTION, ADJACENT EXCAVATION/SHORING

61. At any time during this Lease construction and development may be conducted in close proximity of the Demised Premises and within and about the Building in which the Demised Premises forms a part of. The exercise of such construction and development by Landlord or others, shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business. Landlord shall use best efforts to not disturb Tenant’s business.

28

GOVERNING LAW

62.   This Lease shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

JURISDICTION

63.   For purposes of settling any and all disputes hereunder, each party hereto submits itself to the personal jurisdiction of any court, federal or state, sitting in the State of New York, County of Nassau.

CAPTIONS

64.   The captions are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

65.   Intentionally Omitted.

MISCELLANEOUS

66. (A) This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Further, if any provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder hereof shall not be affected thereby, and each provision of this Lease shall be enforceable to the fullest extent permitted by law.

(B)   Whenever in this Lease any words of obligation or duty are used and/or implied herein, such words shall have the same force and effect as though made in form of covenants.

(C)   All rights and remedies herein given to Landlord in this Lease, and all other rights and remedies allowed by law or in equity, are hereby reserved by the Landlord as distinct, separate and cumulative rights and remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others.

(D)   The submission of this Lease for examination by Tenant does not constitute an offer by Landlord or reservation of an option for the Demised Premises, and this Lease shall become effective as a Lease only when and if fully executed counterparts thereof are executed and exchanged between Landlord and Tenant.

(E)   Tenant shall not place any load on the floor of the Demised Premises exceeding the floor load per square foot for which it is designed to carry and which is allowed by law.

(F)   Title headings are for convenience only and do not define or limit, and shall not be used to construe, the terms of this Lease.

(G) Tenant may not record this Lease.

(H) This Lease contains the entire agreement of the parties and may not be amended or changed in any way except by a document in writing executed and acknowledged by the parties hereto.

(I) The covenants, conditions, and agreements contained in this Lease shall inure to the benefit of, and be binding upon, Landlord and Tenant and their successors and permitted assigns. No earlier statement by Landlord, its agents or employees regarding this Lease in the Demised Premises or prior written matter regarding this Lease in the Demised Premises shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be canceled except in and by a writing subscribed to by all parties.

29

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease as of the day and year first written above.

Witness for Landlord	303 Merrick LLC
Landlord

	By:	/s/ Anthony Pistill
Anthony Pistilli, Member

Witness for Tenant	THE JANEL GROUP OF NEW YORK, INC.
Tenant

	By:	/s/ William J. Lally
William J. Lally
President
Name/title

30

SCHEDULE A

Landlord’s Work Letter

31

SCHEDULE B

RULES AND REGULATIONS

(1)   The sidewalks, entrances, driveways, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant of used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(2)   The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, acids or other substances shall be deposited therein, and the expense of breakage, stoppage, or damage resulting from the violations of this rule shall be borne by the tenant who, or whose clerks, agents, or employees, shall have caused it.

(3)   No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or keep noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, and/or vibrations, or unreasonably interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the building.

(4)   No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord.

(5)   No sign, advertisement, notice, or other lettering and/ or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the Demised Premises or the building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord to provide Tenant with five (5) days notice of default and if said violations are not promptly cured Landlord may remove same without liability, and may charge the reasonable expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors or directory tables should be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be a size, color, and style reasonably acceptable to Landlord and Tenant.

(6) No Tenant shall in any way deface any part of the Demised Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed, and as Landlord may reasonably direct. No Tenant shall lay linoleum or other similar floor coverings so that the same shall come in direct contact with the floor of the Demised Premises, and if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

(7)   No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof, unless a copy is given to the Landlord. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices, toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

32

(8)   Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the Premises through service entrances and corridors, and only during hours and in a manner approved, by Landlord, which approval shall not be unreasonably withheld or delayed.

(9)   Canvassing, soliciting, and peddling in the building is prohibited.

(10)   Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by the Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requests such a pass and shall be liable to Landlord for all damage caused by such persons during entry into Building on overtime hours.

(11)   Tenant shall not bring or permit to be brought or kept in or on the Building or the Demised Premises, any inflammable, combustible, or explosive fluid, material, chemical, or substance, except for Tenant's phone batteries or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

(12)   If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all reasonable rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation and heat after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior, in the case after hours service required on weekend or holidays for which an additional charge computed in accordance with the provisions of Article 6(E) hereof, shall be paid by the Tenant. Said additional charge shall be deemed Additional Rent due and payable thirty (30) days after rendition of bill by Landlord therefore.

33